Exhibit 99.4

Exhibit 99.4

T-MOBILE USA, INC.

LETTER TO CLIENTS

Offer to Exchange

$500,000,000 5.250% Senior Notes due 2018 for $500,000,000 5.250% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended;

$1,750,000,000 6.250% Senior Notes due 2021 for $1,750,000,000 6.250% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended; and

$1,750,000,000 6.625% Senior Notes due 2023 for $1,750,000,000 6.625% Senior Notes due 2023 that have been registered under the Securities Act of 1933, as amended.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus dated                     (the “Prospectus”) of T-Mobile USA, Inc. (the “Company”) and the related letter of transmittal (the “Letter of Transmittal”). These two documents constitute the Company’s offer to exchange (the “Exchange Offer”) its (i) outstanding $500,000,000 aggregate principal amount of outstanding 5.250% Senior Notes due 2018 (the “Outstanding 2018 Notes”) for like aggregate principal amount of 5.250% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2018 Notes”), (ii) outstanding $1,750,000,000 aggregate principal amount of outstanding 6.250% Senior Notes due 2021 (the “Outstanding 2021 Notes”) for like aggregate principal amount of 6.250% Senior Notes due 2021 that have been registered under the Securities Act (the “New 2021 Notes”), and (iii) outstanding $1,750,000,000 aggregate principal amount of outstanding 6.625% Senior Notes due 2023 (the “Outstanding 2023 Notes”, and together with the Outstanding 2018 Notes and the Outstanding 2021 Notes, the “Original Notes”) for like aggregate principal amount of 6.625% Senior Notes due 2023 that have been registered under the Securities Act (the “New 2023 Notes”, and together with the New 2018 Notes and the New 2021 Notes, the “Exchange Notes”). The Exchange Offer for Original Notes is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The accompanying Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) such person is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, and (iii) such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company. In addition, each holder of Original Notes will represent to the Company that if such person is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTION TO REGISTERED HOLDER AND/OR

BOOK-ENTRY TRANSFER FACILITY PARTICIPANT

To Registered Holder and/or Participant of the DTC:

The undersigned hereby acknowledges receipt and review of the prospectus dated                     (the “Prospectus”) of T-Mobile USA, Inc. (the “Company”) and the related letter of transmittal (the “Letter of Transmittal”). These two documents constitute the Company’s offer to exchange (the “Exchange Offer”) its (i) outstanding $500,000,000 aggregate principal amount of outstanding 5.250% Senior Notes due 2018 (the “Outstanding 2018 Notes”) for like aggregate principal amount of 5.250% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2018 Notes”), (ii) outstanding $1,750,000,000 aggregate principal amount of outstanding 6.250% Senior Notes due 2021 (the “Outstanding 2021 Notes”) for like aggregate principal amount of 6.250% Senior Notes due 2021 that have been registered under the Securities Act (the “New 2021 Notes”), and (iii) outstanding $1,750,000,000 aggregate principal amount of outstanding 6.625% Senior Notes due 2023 (the “Outstanding 2023 Notes”, and together with the Outstanding 2018 Notes and the Outstanding 2021 Notes, the “Original Notes”) for like aggregate principal amount of 6.625% Senior Notes due 2023 that have been registered under the Securities Act (the “New 2023 Notes”, and together with the New 2018 Notes and the New 2021 Notes, the “Exchange Notes”).

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of the Original Notes held by you for the account of the undersigned is:

Titles of Series	Principal Amount (FILL IN AMOUNT)
5.250%Senior Notes due 2018	$
6.250%Senior Notes due 2021	$
6.625%Senior Notes due 2023	$

WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

☐	TO TENDER ALL ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

☐	TO TENDER THE FOLLOWING AMOUNT OF ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

Titles of Series	Principal Amount (FILL IN AMOUNT) (minimum $2,000 and integral multiples of $1,000 in excess thereof)
5.250%Senior Notes due 2018	$
6.250%Senior Notes due 2021	$
6.625%Senior Notes due 2023	$

☐	NOT TO TENDER ANY ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED. PLEASE NOTE THAT ANY UNTENDERED ORIGINAL NOTES MUST BE IN MINIMUM DENOMINATIONS OF $2,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, (iii) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, and (iv) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: